Exhibit 99.3

WAIVER AND CONSENT

April 1, 2014

To:          FalconStor Software, Inc.
2 Huntington Quadrangle
Suite 2S01
Melville, NY

I acknowledge receipt of a copy of the Amended and Restated 2005 FalconStor Software, Inc., Key Executive Severance Protection Plan (the “Plan”), along with a document showing the differences between the Plan and the 2005 FalconStor Software, Inc., Key Executive Severance Protection Plan (the “Old Plan”).

I understand that, as set forth in Section 8.1 of the Old Plan, absent my consent, the changes to Sections 2.3, 4.2, and 6 of the Old Plan, as reflected in the Plan, would not take effect until April 1, 2015.

In consideration for a grant of restricted shares of FalconStor Software, Inc., the amount and terms of which are set forth in the Restrict Stock Agreement given to me, I hereby waive the one year delay for any amendment set forth in Section 8.1 of the Old Plan and I consent that the terms of the Plan shall apply to me from April 1, 2014 forward.

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